Exhibit 99.1

Park Sterling Corporation Announces

Results for Third Quarter 2016

Charlotte, NC – October 27, 2016 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today released unaudited results of operations and other financial information for the third quarter of 2016. Highlights at and for the three months ended September 30, 2016 include:

Highlights

●	Net income of $6.3 million, or $0.12 per share, compared to $5.6 million, or $0.11 per share, in the quarter ended June 30, 2016
●

Adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, increased $869 thousand (13%) to $7.3 million, or $0.14 per share, compared to $6.4 million, or $0.12 per share, in the prior quarter

●	Noninterest income held steady following strong growth in the second quarter of 2016 with good growth in deposit service charges and mortgage banking income
●

Noninterest expenses declined 4% from the second quarter of 2016, driven in part by continued disciplined expense management and the achievement of the remaining cost savings realized from the merger with First Capital Bancorp, Inc. (“First Capital”)

●	Average loans, excluding loans held for sale, showed steady growth at an 8% annualized growth rate over the second quarter of 2016.
●	Credit quality remained strong
●	Capital levels remained strong with Tier 1 leverage ratio of 10.06%
●	Completed the early termination of loss share agreements with the FDIC on August 26, 2016
●	The Board of Directors declared a quarterly cash dividend on common shares of $0.04 per share and authorized a new share repurchase program

“We are pleased with our results for the third quarter of 2016,” said James C. Cherry, Chief Executive Officer. “Our priorities for 2016 have included achieving attractive earnings growth accompanied by steadily improving returns, as demonstrated by our financial performance in the quarter. We believe that Park Sterling’s distinguishing strengths will enable us to achieve our original vision of building a full service, highly regarded regional community bank serving markets in the Carolinas, Virginia, and North Georgia. These distinguishing strengths include our position in high growth markets, our exceptionally talented and experienced banking professionals, our capabilities in offering high quality products and services to our customers, strong risk culture, and solid financial condition.”

Financial Results

Income Statement – Three Months Ended September 30, 2016

Park Sterling reported net income of $6.3 million, or $0.12 per share, for the three months ended September 30, 2016 (“2016Q3”). This compares to net income of $5.6 million, or $0.11 per share, for the three months ended June 30, 2016 (“2016Q2”) and net income of $4.8 million, or $0.11 per share, for the three months ended September 30, 2015 (“2015Q3”). The increase in net income from 2016Q2 resulted from reduced expenses across most categories of noninterest expense and lower expenses for loan losses reflecting strong credit quality. The increase in net income from 2015Q3 resulted from an increase in net interest income, partially offset by an increase in noninterest expenses, reflecting the inclusion of First Capital.

Park Sterling reported adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, of $7.3 million, or $0.14 per share, in 2016Q3. This compares to adjusted net income of $6.4 million, or $0.12 per share, in 2016Q2 and adjusted net income of $4.7 million, or $0.11 per share, in 2015Q3. Compared to 2016Q2, the increase in adjusted net income reflects lower noninterest expense and a lower provision for loan losses; compared to 2015Q3, the increase in adjusted net income reflects higher net interest income and noninterest income, partially offset by increased noninterest expense.

Net interest income totaled $25.8 million in 2016Q3, which represents a $227 thousand, or 1%, decrease from $26.1 million in 2016Q2 and a $5.8 million, or 27%, increase from $20.4 million in 2015Q3. Average total earning assets increased $57.0 million in 2016Q3 to $2.90 billion, compared to $2.84 billion in 2016Q2 and increased $643.9 million, or 29%, compared to $2.26 billion in 2015Q3. The increase in average total earning assets in 2016Q3 from 2016Q2 included an increase in average loans (including loans held for sale) of $49.7 million, or 2%, a decrease in average marketable securities of $.4 million, and an increase in average other interest-earning assets of $7.7 million, or 16%. The increase in average total earning assets in 2016Q3 from 2015Q3 resulted primarily from a $667.3 million, or 40%, increase in average loans (including loans held for sale) as a result of both organic growth and the merger with First Capital, partially offset by a $9.0 million, or 2%, decrease in average marketable securities and a $14.4 million, or 21%, decrease in average other earning assets.

Net interest margin was 3.54% in 2016Q3, representing a 15 basis point decrease from 3.69% in 2016Q2 and a 4 basis point decrease from 3.58% in 2015Q3. The decrease in net interest margin from 2016Q2 resulted primarily from a 19 basis point decrease in yield on loans to 4.49%, as the yield on loans in 2016Q2 included a higher level of accretion of the acquired performing fair value mark related to the acquisition of First Capital loans, as well as accretion tied to acquired loans related to other mergers. In addition, the cost of interest-bearing liabilities decreased 2 basis points from 2016Q2 due to a reduction in the cost of wholesale funding sources and a modest decline in the cost of money market deposits. The reduction in net interest margin from 2015Q3 was significantly impacted by the merger with First Capital which was completed on January 1, 2016.  The change was primarily driven by higher rates on interest bearing deposits and the cost associated with the $30 million senior term loan that was used to partially fund the merger, offset in part by the addition of higher yielding earning assets as a result of the merger.

The Company reported $642,000 of provision expense in 2016Q3, compared to $882,000 of provision recorded in 2016Q2, and no provision in 2015Q3. Allowance for loan loss levels increased to 0.49% of total loans at 2016Q3 compared to 0.47% at 2016Q2.

Noninterest income totaled $5.4 million in 2016Q3, compared to $5.4 million in 2016Q2 and increased $520 thousand, or 11%, compared to $4.9 million in 2015Q3. Compared to 2016Q2, service charges on deposit accounts and mortgage banking income increased by $143 thousand and $142 thousand, respectively, while income from wealth management activities and FDIC loss share indemnification asset and true up liability expense was lower by $124 thousand and $114 thousand respectively. The increase in noninterest income from 2015Q3 reflects higher capital markets income, mortgage banking income and higher service charges on deposit accounts. Offsetting these increases from 2015Q3 are lower wealth management income and income from bank owned life insurance.

Noninterest expenses decreased $834 thousand, or 4%, to $21.1 million in 2016Q3 compared to $21.9 million in 2016Q2, and increased $2.7 million, or 15%, compared to $18.4 million in 2015Q3. Adjusted noninterest expenses, which exclude merger-related expenses ($1.5 million in 2016Q3, $1.3 million in 2016Q2 and $31 thousand in 2015Q3), decreased $1.1 million, or 5%, to $19.6 million in 2016Q3 compared to $20.7 million in 2016Q2, and increased $1.2 million, or 7%, compared to $18.4 million in 2015Q3. The decrease in adjusted noninterest expenses from 2016Q2 was due primarily to decreases of $322 thousand in salaries and employee benefits, $243 thousand in advertising and promotion and $409 thousand in other noninterest expense. The other notable decrease was a $162 thousand decrease in the net cost of operation of OREO, which was caused primarily by the termination of the FDIC loss share agreements. Offsetting these decreases was a $156 thousand increase in loan and collection expense, reflecting in part the termination of the FDIC loss share agreements, and modest increases in occupancy and equipment, legal and professional fees and communication fees. The increase in adjusted noninterest expenses from 2015Q3 is primarily a function of the merger with First Capital.

The Company’s effective tax rate was 33.5% in 2016Q3, compared to 35.4% in 2016Q2 and 30.5% in 2015Q3. The decline in the effective tax rate was caused by changes in the proportion of permanent tax differences to pretax income.

Balance Sheet

Total assets increased $52.9 million, or 2%, to $3.2 billion at 2016Q3, as compared to total assets of $3.2 billion at 2016Q2. Total securities, including non-marketable securities, increased $11.0 million, to $520.7 million. Total loans, excluding loans held for sale, increased $42.1 million, or 7% annualized, to $2.4 billion at 2016Q3.

The mix of commercial and consumer loans remained consistent with 2016Q2. Total commercial loans increased $36.8 million and represent 78% of the loan portfolio. Acquisition, construction and development loans increased $38.6 million and represent 15% of the portfolio. Total consumer loans increased $42.9 million and remain flat as a percentage of total loans at 22% of the portfolio.

Total deposits increased $10.9 million, or 2% annualized, to $2.5 billion at 2016Q3. Noninterest bearing demand deposits increased $9.4 million, or 8% annualized, to $505.6 million (20% of total deposits). Money market, NOW and savings deposits were level with 2016Q2 and represent 49% of total deposits. Time deposits increased $1.8 million to $750.0 million at 2016Q3.

Total borrowings increased $45.2 million, or 15%, to $343.1 million at 2016Q3 compared to $297.8 million at 2016Q2. At 2016Q3, FHLB borrowings totaled $280.0 million, the senior unsecured term loan at the holding company totaled $29.7 million, and acquired trust preferred securities, net of acquisition accounting fair value marks, totaled $33.3 million.  Short term FHLB borrowings increased by $80.0 million from 2016Q2 to $280.0 million due to $35 million of long term debt being reclassified as short term debt, as the maturity date of these borrowings at 2016Q3 was less than one year to maturity, with the remainder of the increase funding balance sheet growth during the period.

Total shareholders’ equity increased $4.2 million, or 1%, to $358.7 million at 2016Q3 compared to $354.5 million at 2016Q2, driven by an increase in retained earnings. The Company’s ratio of common equity to assets was 11.12% at 2016Q3 compared to 11.17% at 2016Q2. The Company’s ratio of tangible common equity to tangible assets remained at 9.00% at both 2016Q3 and 2016Q2. The Company’s Common Equity Tier 1 (“CET1”) ratio decreased to 11.07% at 2016Q3 compared to 11.14% at 2016Q2 due to an increase in risk weighted assets. The Company’s Tier 1 leverage ratio was 10.06% at both 2016Q3 and 2016Q2.

Asset Quality

Asset quality continues to remain strong. Nonperforming assets were $14.2 million at 2016Q3, or 0.44% of total assets, compared to $11.0 million at 2016Q2, or 0.35% of total assets. Nonperforming loans were $11.5 million at 2016Q3, and represented 0.48% of total loans, compared to $7.8 million at 2016Q2, or 0.33% of total loans. The increase in nonperforming loans reflects the addition of two loans that are well secured and currently are not expected to result in a loss. The Company reported net recoveries of $97 thousand, or 0.02% of average loans (annualized) in 2016Q3, compared to net recoveries of $159 thousand, or 0.03% of average loans (annualized), in 2016Q2.

The allowance for loan losses increased $739 thousand, or 7%, to $11.6 million, or 0.49% of total loans, at 2016Q3, compared to $10.9 million, or 0.47% of total loans, at 2016Q2. The increase in allowance is primarily attributable to the increase in outstanding loans at period end. There was no significant change in the qualitative component of the allowance, which reflects management’s judgment of inherent loss in the loan portfolio not represented in historic loss rates.

*	*	*	*	*	*	*

Conference Call

A conference call will be held at 8:30 a.m., Eastern Time this morning (October 27, 2016). The conference call can be accessed by dialing (877) 512-1104 and requesting the Park Sterling Corporation earnings call. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately one hour after the call by dialing (877) 344-7529 and requesting conference number 10094052.

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with $3.2 billion in assets, is the largest community bank headquartered in the Charlotte area and has 56 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, capital markets and wealth management services with a commitment to “Answers You Can Bank OnSM.” Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, average tangible common equity, adjusted net income, adjusted operating revenues, adjusted noninterest income, adjusted noninterest expenses, adjusted operating expense, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. For additional information, see “Reconciliation of Non-GAAP Financial Measures” in the accompanying tables.

Cautionary Statement Regarding Forward Looking Statements

This news release contains, and Park Sterling and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events, results and conditions and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, noninterest income, noninterest expense, credit trends and conditions, including loan losses, allowance for loan loss, charge-offs, delinquency trends and nonperforming asset levels, deterioration in the credit quality of the loan portfolio or the value of collateral securing loans, deterioration in the value of securities held for investment, the impacts of a potential increasing rate environment, and other similar matters; inability to identify and successfully negotiate and complete additional combinations with other potential merger partners or to successfully integrate such businesses into Park Sterling, including the Company’s ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combinations; failure to generate an adequate return on investment related to new branches or other hiring initiatives; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, including new online and mobile banking platforms for treasury services, opening of de novo branches or otherwise; inability to capitalize on identified revenue enhancements or expense management opportunities, including the inability to achieve or maintain adjusted operating expense to adjusted operating revenue targets; inability to generate future ATM and card income from marketing expenses; the effects of negative or soft economic conditions, including stress in the commercial real estate markets or failure of continued recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the potential impacts of any government shutdown or debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

You should not place undue reliance on any forward-looking statement and should consider all of the preceding uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

###

For additional information contact:

Donald K. Truslow

Chief Financial Officer

(704) 716-2134

don.truslow@parksterlingbank.com

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

THREE MONTH RESULTS

($ in thousands, except per share amounts)	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$26,521	$26,729	$27,124	$19,284	$19,475
Taxable investment securities	2,583	2,640	2,687	2,677	2,636
Tax-exempt investment securities	137	137	147	146	152
Nonmarketable equity securities	151	153	154	109	142
Interest on deposits at banks	51	34	42	22	23
Federal funds sold	1	5	8	1	1
Total interest income	29,444	29,698	30,162	22,239	22,429
Interest expense
Money market, NOW and savings deposits	953	1,014	1,017	743	654
Time deposits	1,447	1,449	1,398	903	841
Short-term borrowings	345	251	294	205	90
Long-term debt	379	440	410	55	134
Subordinated debt	497	494	446	358	348
Total interest expense	3,621	3,648	3,565	2,264	2,067
Net interest income	25,823	26,050	26,597	19,975	20,362
Provision for loan losses	642	882	556	409	-
Net interest income after provision	25,181	25,168	26,041	19,566	20,362
Noninterest income
Service charges on deposit accounts	1,671	1,528	1,489	1,439	1,370
Mortgage banking income	1,015	873	775	699	700
Income from wealth management activities	739	863	803	887	947
Income from capital market activities	680	767	68	437	238
ATM and card income	730	776	573	647	537
Income from bank-owned life insurance	532	526	988	371	1,058
Gain (loss) on sale of securities available for sale	-	(87)	(6)	-	54
Amortization of indemnification asset and true-up liability expense	(139)	(25)	(147)	(165)	(162)
Other noninterest income	219	154	184	208	185
Total noninterest income	5,447	5,375	4,727	4,523	4,927
Noninterest expenses
Salaries and employee benefits	11,755	11,774	13,018	9,541	9,952
Occupancy and equipment	3,111	3,041	3,125	2,680	2,591
Data processing and outside service fees	2,331	2,224	5,523	1,669	1,668
Legal and professional fees	978	950	725	1,471	472
Deposit charges and FDIC insurance	405	478	432	413	401
Loss on disposal of fixed assets	144	230	44	50	597
Communication fees	532	505	483	480	501
Postage and supplies	115	191	173	99	123
Loan and collection expense	425	273	37	194	151
Core deposit intangible amortization	458	458	458	347	347
Advertising and promotion	44	367	421	271	313
Net cost of operation of other real estate owned	(92)	70	266	(23)	163
Other noninterest expense	906	1,385	1,448	1,170	1,140
Total noninterest expenses	21,112	21,946	26,153	18,362	18,419
Income before income taxes	9,516	8,597	4,615	5,727	6,870
Income tax expense	3,192	3,045	1,874	1,952	2,092
Net income	$6,324	$5,552	$2,741	$3,775	$4,778

Earnings per common share, fully diluted	$0.12	$0.11	$0.05	$0.09	$0.11
Weighted average diluted common shares	52,743,928	52,704,537	52,599,584	44,322,428	44,287,019

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

NINE MONTH RESULTS

($ in thousands, except per share amounts)	September 30,	September 30,
	2016	2015
	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$80,374	$58,253
Taxable investment securities	7,910	7,935
Tax-exempt investment securities	421	433
Nonmarketable equity securities	458	391
Interest on deposits at banks	127	60
Federal funds sold	14	1
Total interest income	89,304	67,073
Interest expense
Money market, NOW and savings deposits	2,984	1,706
Time deposits	4,294	2,299
Short-term borrowings	890	241
Long-term debt	1,229	394
Subordinated debt	1,437	1,027
Total interest expense	10,834	5,667
Net interest income	78,470	61,406
Provision for loan losses	2,080	314
Net interest income after provision	76,390	61,092
Noninterest income
Service charges on deposit accounts	4,688	3,495
Mortgage banking income	2,663	2,607
Income from wealth management activities	2,405	2,715
Income from capital market activities	1,515	1,030
ATM and card income	2,079	1,860
Income from bank-owned life insurance	2,046	2,379
Gain (loss) on sale of securities available for sale	(93)	54
Amortization of indemnification asset and true-up liability expense	(311)	(721)
Other noninterest income	557	301
Total noninterest income	15,549	13,720
Noninterest expenses
Salaries and employee benefits	36,547	30,404
Occupancy and equipment	9,277	7,638
Data processing and outside service fees	10,078	4,956
Legal and professional fees	2,653	1,930
Deposit charges and FDIC insurance	1,315	1,226
Loss on disposal of fixed assets	418	946
Communication fees	1,520	1,619
Postage and supplies	479	389
Loan and collection expense	735	547
Core deposit intangible amortization	1,374	1,042
Advertising and promotion	832	991
Net cost of operation of other real estate owned	244	430
Other noninterest expense	3,739	3,673
Total noninterest expenses	69,211	55,791
Income before income taxes	22,728	19,021
Income tax expense	8,111	6,190
Net income	$14,617	$12,831

Earnings per common share, fully diluted	$0.28	$0.29
Weighted average diluted common shares	52,674,316	44,294,191

PARK STERLING CORPORATION

WEALTH MANAGEMENT ASSETS

($ in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Discretionary assets held	$294,849	$322,996	$339,198	$434,346	$425,229
Non-discretionary assets held	28,476	32,173	31,174	32,289	32,152
Total wealth management assets	$323,325	$355,169	$370,372	$466,635	$457,381

PARK STERLING CORPORATION

MORTGAGE ORIGINATION

($ in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Mortgage origination - purchase	$21,982	$25,316	$14,656	$16,101	$20,063
Mortgage origination - refinance	20,552	16,221	13,430	10,049	15,101
Mortgage origination - construction	20,051	18,403	14,764	18,746	20,452
Total mortgage origination	$62,585	$59,941	$42,850	$44,896	$55,616

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015*	2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$35,066	$33,348	$34,038	$53,840	$16,096
Interest-earning balances at banks	38,540	34,955	47,143	16,451	41,230
Investment securities available for sale	405,010	393,131	396,863	384,934	401,820
Investment securities held to maturity	99,415	102,125	104,459	106,458	109,072
Nonmarketable equity securities	16,289	14,420	13,118	11,366	11,377
Federal funds sold	345	1,570	11,271	235	920
Loans held for sale	15,203	11,967	7,593	4,943	5,145
Loans - Non-covered	2,368,950	2,311,775	2,262,294	1,724,164	1,681,227
Loans - Covered	-	15,122	16,849	17,651	18,897
Allowance for loan losses	(11,612)	(10,873)	(9,832)	(9,064)	(8,742)
Net loans	2,357,338	2,316,024	2,269,311	1,732,751	1,691,382

Premises and equipment, net	64,632	65,711	65,494	55,658	56,948
FDIC receivable for loss share agreements	-	1,164	1,477	943	1,190
Other real estate owned - non-covered	2,730	2,866	3,425	4,211	7,087
Other real estate owned - covered	-	380	985	1,240	1,056
Bank-owned life insurance	70,167	69,695	69,202	58,633	58,286
Deferred tax asset	26,947	28,985	30,088	28,971	29,711
Goodwill	63,030	63,197	63,707	29,197	29,197
Core deposit intangible	11,896	12,354	12,813	9,571	9,918
Other assets	20,330	22,183	22,750	14,862	14,699

Total assets	$3,226,938	$3,174,075	$3,153,737	$2,514,264	$2,485,134

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Demand noninterest-bearing	$505,591	$496,195	$469,046	$350,836	$370,815
Money market, NOW and savings	1,228,687	1,229,040	1,255,848	1,062,046	1,041,502
Time deposits	749,999	748,188	773,089	539,780	534,541
Total deposits	2,484,277	2,473,423	2,497,983	1,952,662	1,946,858

Short-term borrowings	280,000	200,000	170,000	185,000	130,000
Long-term debt	29,725	64,714	65,000	30,000	55,000
Subordinated debt	33,339	33,176	33,014	24,262	24,092
Accrued expenses and other liabilities	40,901	48,312	38,229	37,636	44,979
Total liabilities	2,868,242	2,819,625	2,804,226	2,229,560	2,200,929

Shareholders' equity:
Common stock	53,306	53,332	53,038	44,854	44,909
Additional paid-in capital	275,323	275,246	274,706	222,596	222,587
Retained earnings	29,409	25,219	21,263	20,117	17,692
Accumulated other comprehensive income (loss)	658	653	504	(2,863)	(983)
Total shareholders' equity	358,696	354,450	349,511	284,704	284,205

Total liabilities and shareholders' equity	$3,226,938	$3,174,075	$3,153,737	$2,514,264	$2,485,134

Common shares issued and outstanding	53,305,834	53,332,369	53,038,020	44,854,509	44,909,447

* Derived from audited financial statements.

PARK STERLING CORPORATION

SUMMARY OF LOAN PORTFOLIO

($ in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015*	2015
BY LOAN TYPE	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Commercial:
Commercial and industrial	$351,506	$334,644	$334,027	$246,907	$211,741
Commercial real estate (CRE) - owner-occupied	366,506	376,440	374,428	331,222	328,327
CRE - investor income producing	768,513	764,168	723,539	506,110	514,118
Acquisition, construction and development (AC&D) - 1-4 Family Construction	108,706	100,604	97,614	32,262	27,299
AC&D - Lots and land	88,620	94,686	88,492	44,411	47,948
AC&D - CRE construction	148,696	125,466	136,561	87,452	85,643
Other commercial	10,653	10,410	10,167	8,601	8,830
Total commercial loans	1,843,200	1,806,418	1,764,828	1,256,965	1,223,906

Consumer:
Residential mortgage	254,298	244,063	235,737	223,884	224,110
Home equity lines of credit	181,246	181,020	177,594	157,378	157,430
Residential construction	63,847	65,867	71,117	72,170	66,823
Other loans to individuals	23,281	26,575	27,245	28,817	24,896
Total consumer loans	522,672	517,525	511,693	482,249	473,259
Total loans	2,365,872	2,323,943	2,276,521	1,739,214	1,697,165
Deferred costs (fees)	3,078	2,954	2,622	2,601	2,959
Total loans, net of deferred costs (fees)	$2,368,950	$2,326,897	$2,279,143	$1,741,815	$1,700,124

* Derived from audited financial statements.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015*	2015
BY ACQUIRED AND NON-ACQUIRED	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Acquired loans - performing	$599,840	$661,930	$726,025	$279,949	$300,102
Acquired loans - purchase credit impaired	90,571	98,672	106,105	94,917	102,537
Total acquired loans	690,411	760,602	832,130	374,866	402,639
Non-acquired loans, net of deferred costs (fees)**	1,678,539	1,566,295	1,447,013	1,366,949	1,297,485
Total loans	$2,368,950	$2,326,897	$2,279,143	$1,741,815	$1,700,124

* Derived from audited financial statements.

** Includes loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

PARK STERLING CORPORATION

ALLOWANCE FOR LOAN LOSSES

THREE MONTH RESULTS

($ in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015*	2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Beginning of period allowance	$10,873	$9,832	$9,064	$8,742	$8,468
Loans charged-off	(156)	(94)	(82)	(237)	(121)
Recoveries of loans charged-off	253	253	294	150	415
Net charge-offs	97	159	212	(87)	294

Provision expense	642	882	556	409	-
Benefit attributable to FDIC loss share agreements	-	-	-	-	-
Total provision expense charged to operations	642	882	556	409	-
Provision expense recorded through FDIC loss share receivable	-	-	-	-	(20)
End of period allowance	$11,612	$10,873	$9,832	$9,064	$8,742

Net charge-offs (recoveries)	$(97)	$(159)	$(212)	$87	$(294)
Net charge-offs (recoveries) to average loans (annualized)	-0.02%	-0.03%	-0.04%	0.02%	-0.07%

* Derived from audited financial statements.

PARK STERLING CORPORATION

ACQUIRED LOANS

($ in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
ACQUIRED LOANS AND FAIR MARKET VALUE (FMV) ADJUSTMENTS	2016	2016	2016	2015*	2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Non-acquired loans	$1,678,539	$1,566,295	$1,447,013	$1,366,949	$1,297,485

Purchased performing loans	604,000	666,894	732,075	282,081	302,296
Less: remaining FMV adjustments	(4,160)	(4,964)	(6,050)	(2,132)	(2,194)
Purchased performing loans, net	599,840	661,930	726,025	279,949	300,102

Purchased credit impaired loans	115,736	124,985	133,644	120,957	129,890
Less: remaining FMV adjustments	(25,165)	(26,313)	(27,539)	(26,040)	(27,353)
Purchased credit impaired loans, net	90,571	98,672	106,105	94,917	102,537

Total loans	$2,368,950	$2,326,897	$2,279,143	$1,741,815	$1,700,124

	September 30,	June 30,	March 31,	December 31,	September 30,
PURCHASED PERFORMING FMV ADJUSTMENTS	2016	2016	2016	2015*	2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Beginning FMV adjustment	$(4,964)	$(6,050)	$(2,132)	$(2,194)	$(2,450)
Increase from First Capital	-	-	(5,200)	-	-
Accretion to interest income:
First Capital	623	777	1,027	-	-
All other mergers	181	309	255	62	256

Ending FMV adjustment	$(4,160)	$(4,964)	$(6,050)	$(2,132)	$(2,194)

	September 30,	June 30,	March 31,	December 31,	September 30,
PCI FMV ADJUSTMENT	2016	2016	2016	2015*	2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Contractual principal and interest	$136,393	$143,701	$153,124	$140,269	$152,098
Nonaccretable difference	(14,699)	(14,652)	(14,975)	(12,843)	(14,512)
Expected cash flows as of the end of period	121,694	129,049	138,149	127,426	137,586
Accretable yield	(31,123)	(30,377)	(32,044)	(32,509)	(35,049)
Ending basis in PCI loans- estimated fair value	$90,571	$98,672	$106,105	$94,917	$102,537

Beginning accretable yield	$(30,377)	$(32,044)	$(32,509)	$(35,049)	$(36,773)
Increase from First Capital	-	-	(1,663)	-	-
Loan system servicing income	1,532	1,434	1,551	1,437	1,525
Accretion to interest income	1,241	1,343	1,471	1,438	1,551
Reclass to (from) non-accretable yield	(2,691)	(522)	(993)	(553)	(897)
Other adjustments	(828)	(588)	99	218	(455)
Period end accretable yield**	$(31,123)	$(30,377)	$(32,044)	$(32,509)	$(35,049)

*	Derived from audited financial statements.
**

Difference between the remaining FMV discount on purchased credit impaired loans and the period end accretable yield is a function of projected estimated expected interest income being included in the period end accretable yield.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

THREE MONTHS

($ in thousands)	September 30, 2016			September 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$2,348,297	$26,521	4.49%	$1,681,017	$19,475	4.60%
Fed funds sold	971	1	0.41%	1,237	1	0.32%
Taxable investment securities	483,815	2,583	2.14%	491,586	2,636	2.14%
Tax-exempt investment securities	14,013	137	3.91%	15,248	152	3.99%
Other interest-earning assets	53,088	202	1.51%	67,215	165	0.97%

Total interest-earning assets	2,900,184	29,444	4.04%	2,256,303	22,429	3.94%

Allowance for loan losses	(11,054)			(8,724)
Cash and due from banks	34,703			16,010
Premises and equipment	65,332			57,867
Goodwill	63,076			29,197
Intangible assets	12,120			10,087
Other assets	122,438			112,294

Total assets	$3,186,799			$2,473,034

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$426,755	$68	0.06%	$382,897	$60	0.06%
Savings and money market	744,930	777	0.41%	564,187	530	0.37%
Time deposits - core	653,937	1,179	0.72%	467,547	719	0.61%
Brokered deposits	156,867	376	0.95%	138,655	186	0.53%
Total interest-bearing deposits	1,982,489	2,400	0.48%	1,553,286	1,495	0.38%
Short-term borrowings	235,870	345	0.58%	166,630	90	0.21%
Long-term debt	29,718	379	5.07%	55,000	134	0.97%
Subordinated debt	33,262	497	5.94%	24,003	348	5.75%
Total borrowed funds	298,850	1,221	1.63%	245,633	572	0.92%

Total interest-bearing liabilities	2,281,339	3,621	0.63%	1,798,919	2,067	0.46%

Net interest rate spread		25,823	3.41%		20,362	3.49%

Noninterest-bearing demand deposits	502,158			359,800
Other liabilities	45,725			31,889
Shareholders' equity	357,577			282,426

Total liabilities and shareholders' equity	$3,186,799			$2,473,034

Net interest margin			3.54%			3.58%

(1)	Nonaccrual loans are included in the average loan balances.
(2)	Interest income and yields for the three months ended September 30, 2016 and 2015 include accretion from acquisition accounting adjustments associated with acquired loans.
(3)	Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

NINE MONTHS

($ in thousands)	September 30, 2016			September 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$2,307,380	$80,374	4.65%	$1,642,736	$58,253	4.74%
Fed funds sold	3,894	14	0.48%	812	1	0.16%
Taxable investment securities	485,004	7,910	2.17%	482,084	7,935	2.19%
Tax-exempt investment securities	14,728	421	3.81%	14,029	433	4.12%
Other interest-earning assets	48,158	585	1.62%	59,951	451	1.01%

Total interest-earning assets	2,859,164	89,304	4.17%	2,199,612	67,073	4.08%

Allowance for loan losses	(10,296)			(8,664)
Cash and due from banks	35,488			16,432
Premises and equipment	65,956			58,706
Goodwill	62,881			29,216
Intangible assets	12,470			10,431
Other assets	125,951			115,664

Total assets	$3,151,614			$2,421,397

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$426,659	$235	0.07%	$400,776	$198	0.07%
Savings and money market	741,074	2,447	0.44%	535,801	1,331	0.33%
Time deposits - core	683,302	3,670	0.72%	462,353	1,938	0.56%
Brokered deposits	141,009	926	0.88%	137,726	538	0.52%
Total interest-bearing deposits	1,992,044	7,278	0.49%	1,536,656	4,005	0.35%
Short-term borrowings	197,043	890	0.60%	155,641	241	0.21%
Long-term debt	53,364	1,229	3.08%	54,304	394	0.97%
Subordinated debt	33,098	1,437	5.80%	23,835	1,027	5.76%
Total borrowed funds	283,505	3,556	1.68%	233,780	1,662	0.95%

Total interest-bearing liabilities	2,275,549	10,834	0.64%	1,770,436	5,667	0.43%

Net interest rate spread		78,470	3.54%		61,406	3.65%

Noninterest-bearing demand deposits	480,772			339,250
Other liabilities	42,396			31,267
Shareholders' equity	352,897			280,444

Total liabilities and shareholders' equity	$3,151,614			$2,421,397

Net interest margin			3.67%			3.73%

(1)	Nonaccrual loans are included in the average loan balances.
(2)	Interest income and yields for the nine months ended September 30, 2016 and 2015 include accretion from acquisition accounting adjustments associated with acquired loans.
(3)	Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

SELECTED RATIOS

($ in thousands, except per share amounts)	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
ASSET QUALITY
Nonaccrual loans	$8,623	$5,185	$6,595	$4,326	$5,342
Troubled debt restructuring (and still accruing)	2,549	2,582	2,696	2,774	3,090
Past due 90 days plus (and still accruing)	293	-	293	1,151	47
Nonperforming loans	11,465	7,767	9,584	8,251	8,479
OREO	2,730	3,246	4,410	5,451	8,143
Nonperforming assets	14,195	11,013	13,994	13,702	16,622
Past due 30-59 days (and still accruing)	1,104	985	217	1,222	1,790
Past due 60-89 days (and still accruing)	2,558	5,800	499	1,340	3,753

Nonperforming loans to total loans	0.48%	0.33%	0.42%	0.47%	0.50%
Nonperforming assets to total assets	0.44%	0.35%	0.44%	0.54%	0.67%
Allowance to total loans	0.49%	0.47%	0.43%	0.52%	0.51%
Allowance to nonperforming loans	101.28%	139.99%	102.59%	109.85%	103.10%
Allowance to nonperforming assets	81.80%	98.73%	70.26%	66.15%	52.59%
Past due 30-89 days (accruing) to total loans	0.15%	0.29%	0.03%	0.15%	0.33%
Net charge-offs (recoveries) to average loans (annualized)	-0.02%	-0.03%	-0.04%	0.02%	-0.07%

CAPITAL
Book value per common share	$6.84	$6.77	$6.69	$6.49	$6.47
Tangible book value per common share**	$5.41	$5.33	$5.22	$5.60	$5.58
Common shares outstanding	53,305,834	53,332,369	53,038,020	44,854,509	44,909,447
Weighted average dilutive common shares outstanding	52,743,928	52,704,537	52,599,584	44,322,428	44,287,019

Common Equity Tier 1 (CET1) capital	$287,518	$282,721	$275,490	$251,807	$249,289
Tier 1 capital	312,781	307,736	300,354	268,605	265,917
Tier 2 capital	11,615	10,914	9,832	9,064	8,742
Total risk based capital	324,396	318,650	310,186	277,669	274,659
Risk weighted assets	2,596,463	2,538,461	2,478,547	1,939,417	1,887,065
Average assets for leverage ratio	3,108,707	3,058,742	3,076,505	2,441,811	2,434,376

Common Equity Tier 1 (CET1) ratio	11.07%	11.14%	11.11%	12.98%	13.21%
Tier 1 ratio	12.05%	12.12%	12.12%	13.85%	14.09%
Total risk based capital ratio	12.49%	12.55%	12.51%	14.32%	14.55%
Tier 1 leverage ratio	10.06%	10.06%	9.76%	11.00%	10.92%
Tangible common equity to tangible assets**	9.00%	9.00%	8.87%	9.93%	10.02%

LIQUIDITY
Net loans to total deposits	94.89%	93.64%	90.85%	88.74%	86.88%
Reliance on wholesale funding	17.65%	16.25%	15.50%	16.77%	16.02%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	0.79%	0.71%	0.35%	0.60%	0.77%
Return on Average Common Equity	7.04%	6.33%	3.16%	5.26%	6.71%
Net interest margin (non-tax equivalent)	3.54%	3.69%	3.78%	3.52%	3.58%

** Non-GAAP financial measure

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted average tangible common equity, adjusted net income, adjusted noninterest income, adjusted operating revenues, adjusted noninterest expense, adjusted operating expenses, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity and tangible book value (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) as supplemental information for comparing the combined allowance and fair market value adjustments to the combined acquired and non-acquired loan portfolios (fair market value adjustments are available only for losses on acquired loans); and (iii) adjusted net income and adjusted noninterest income (which exclude merger-related expenses and gain or loss on sale of securities, as applicable), adjusted noninterest expense (which excludes merger-related expenses), adjusted operating expense (which excludes merger-related expenses and amortization of intangibles) and adjusted operating revenues (which includes net interest income and noninterest income and excludes gain or loss on sale of securities, as applicable) to evaluate core earnings and to facilitate comparisons with peers.

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share amounts)

(as of or for the three month period ended)	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted net income
Pretax income (as reported)	$9,516	$8,597	$4,615	$5,727	$6,870
Plus: merger-related expenses	1,487	1,268	5,193	1,396	31
(gain) loss on sale of securities	-	87	6	-	(54)
Adjusted pretax income	11,003	9,952	9,814	7,123	6,847
Tax expense	3,691	3,509	3,646	2,332	2,085
Adjusted net income	$7,312	$6,443	$6,168	$4,791	$4,762

Divided by: weighted average diluted shares	52,743,928	52,704,537	52,599,584	44,322,428	44,287,019
Adjusted net income per share	0.14	0.12	0.12	$0.11	$0.11
Estimated tax rate for adjustment	33.54%	34.26%	34.09%	32.75%	32.56%

Adjusted noninterest income
Noninterest income (as reported)	$5,447	$5,375	$4,727	$4,523	$4,927
Less: (gain) loss on sale of securities	-	87	6	-	(54)
Adjusted noninterest income	$5,447	$5,462	$4,733	$4,523	$4,873

Adjusted noninterest expenses
Noninterest expenses (as reported)	$21,112	$21,946	$26,153	$18,362	$18,419
Less: merger-related expenses	(1,487)	(1,268)	(5,193)	(1,396)	(31)
Adjusted noninterest expenses	$19,625	$20,678	$20,960	$16,966	$18,388

Adjusted operating expense
Noninterest expenses (as reported)	$21,112	$21,946	$26,153	$18,362	$18,419
Less: merger-related expenses	(1,487)	(1,268)	(5,193)	(1,396)	(31)
Less: amortization of intangibles	(458)	(458)	(458)	(347)	(347)
Adjusted operating expense	$19,167	$20,220	$20,502	$16,619	$18,041

Adjusted operating revenues
Net Interest Income (as reported)	$25,823	$26,050	$26,597	$19,975	$20,362
Plus: noninterest income (as reported)	5,447	5,375	4,727	4,523	4,927
Less: (gain) loss on sale of securities	-	87	6	-	(54)
Adjusted operating revenues	$31,270	$31,512	$31,330	$24,498	$25,235

Adjusted operating expense to adjusted operating revenues
Adjusted operating expense	$19,167	$20,220	$20,502	$16,619	$18,041
Divided by: adjusted operating revenues	31,270	31,512	31,330	24,498	25,235
Adjusted operating expense to adjusted operating revenues	61.30%	64.17%	65.44%	67.84%	71.49%
Noninterest expenses to net interest income plus noninterest income	67.52%	69.84%	83.49%	74.95%	72.83%

Adjusted return on average assets
Adjusted net income	$7,312	$6,443	$6,168	$4,791	$4,762
Divided by: average assets	3,186,799	3,135,031	3,132,625	2,480,983	2,473,034
Multiplied by: annualization factor	3.98	4.02	4.02	3.97	3.97
Adjusted return on average assets	0.91%	0.83%	0.79%	0.77%	0.76%
Return on average assets	0.79%	0.71%	0.35%	0.60%	0.77%

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share amounts)

(as of or for the three month period ended)	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted return on average equity
Adjusted net income	$7,312	$6,443	$6,168	$4,791	$4,762
Divided by: average common equity	357,577	352,505	348,556	284,671	282,426
Multiplied by: annualization factor	3.98	4.02	4.02	3.97	3.97
Adjusted return on average equity	8.14%	7.35%	7.12%	6.68%	6.69%
Return on average equity	7.04%	6.33%	3.16%	5.26%	6.71%

Tangible common equity to tangible assets
Total assets	$3,226,938	$3,174,075	$3,153,737	$2,514,264	$2,485,134
Less: intangible assets	(74,926)	(75,551)	(76,520)	(38,768)	(39,115)
Tangible assets	$3,152,012	$3,098,524	$3,077,217	$2,475,496	$2,446,019

Total common equity	$358,696	$354,450	$349,511	$284,704	$284,205
Less: intangible assets	(74,926)	(75,551)	(76,520)	(38,768)	(39,115)
Tangible common equity	$283,770	$278,899	$272,991	$245,936	$245,090

Tangible common equity	$283,770	$278,899	$272,991	$245,936	$245,090
Divided by: tangible assets	3,152,012	3,098,524	3,077,217	2,475,496	2,446,019
Tangible common equity to tangible assets	9.00%	9.00%	8.87%	9.93%	10.02%
Common equity to assets	11.12%	11.17%	11.08%	11.32%	11.44%

Tangible book value per share
Issued and outstanding shares	53,305,834	53,332,369	53,038,020	44,854,509	44,909,447
Less: nondilutive restricted stock awards	(837,561)	(969,991)	(785,658)	(959,305)	(974,183)
Period end dilutive shares	52,468,273	52,362,378	52,252,362	43,895,204	43,935,264

Tangible common equity	$283,770	$278,899	$272,991	$245,936	$245,090
Divided by: period end dilutive shares	52,468,273	52,362,378	52,252,362	43,895,204	43,935,264
Tangible common book value per share	$5.41	$5.33	$5.22	$5.60	$5.58
Common book value per share	$6.84	$6.77	$6.69	$6.49	$6.47

Adjusted return on average tangible common equity
Average common equity	$357,577	$352,505	$348,556	$284,671	$282,426
Less: average intangible assets	(75,196)	(76,083)	(74,773)	(38,934)	(39,284)
Average tangible common equity	$282,381	$276,422	$273,783	$245,737	$243,142

Net income	$6,324	$5,552	$2,741	$3,775	$4,778
Divided by: average tangible common equity	282,381	276,422	273,783	245,737	243,142
Multiplied by: annualization factor	3.98	4.02	4.02	3.97	3.97
Return on average tangible common equity	8.91%	8.08%	4.03%	6.09%	7.80%

Adjusted net income	$7,312	$6,443	$6,168	$4,791	$4,762
Divided by: average tangible common equity	282,381	276,422	273,783	245,737	243,142
Multiplied by: annualization factor	3.98	4.02	4.02	3.97	3.97
Adjusted return on average tangible common equity	10.30%	9.37%	9.06%	7.74%	7.77%

Adjusted allowance for loan losses
Allowance for loan losses	$11,612	$10,873	$9,832	$9,064	$8,742
Plus: acquisition accounting FMV adjustments to acquired loans	29,325	31,277	33,589	28,173	29,548
Adjusted allowance for loan losses	$40,937	$42,150	$43,421	$37,237	$38,290
Divided by: total loans (excluding LHFS before FMV adjustments)	$2,398,275	$2,358,174	$2,312,732	$1,769,988	$1,729,672
Adjusted allowance for loan losses to total loans	1.71%	1.79%	1.88%	2.10%	2.21%
Allowance for loan losses to total loans	0.49%	0.47%	0.43%	0.52%	0.51%